Golub Capital BDC, Inc. Investor Presentation
Quarter Ended June 30, 2011

Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors") and other affiliates of Golub Capital Incorporated and Golub Capital Management LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact on our business of Dodd Frank and the rules and regulations issued thereunder; and the effect of changes to tax legislation and our tax position.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words "may," "might," "will," "intend," "should," "could," "can," "would," "expect," "believe," "estimate," "anticipate," "predict," "potential," "plan" or similar words.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Actual results could differ materially from those implied or expressed in our forward-looking statements for any reason, and future results could differ materially from historical performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

This presentation contains statistics and other data that has been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

1

Summary of Quarterly Results

Strong Originations – As expected, we had strong originations and net funds growth during the quarter. As a result, we have been able to efficiently deploy the capital we raised from our equity offering back in April, 2011. We expect a solid 4th quarter as well.

Market Position – Golub Capital’s market position continues to grow. Golub Capital was ranked the #1 Traditional Middle Market Bookrunner for the first half of calendar year 2011 by Thomson Reuters LPC for senior secured loans of up to $100 million for leveraged buyouts.

Asset Mix – We continue to make progress on increasing the proportion of unitranche and junior debt securities in the portfolio.

▪	Unitranche investments increased from 29% of total investments at March 31, 2011 to 35% of total in investments vestments at June 30, 2011.
▪	Junior debt investments (second lien and mezzanine) increased from 13% of total investments at March 31, 2011 to 16% of total investments at June 30, 2011.

Credit Quality – Credit quality remains strong with non-earning assets representing less than 1.0% of total investment at fair value.

Liquidity – We have sufficient liquidity to fund new investments due to the addition of our senior secured credit facility and additional SBIC debentures.

2	Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2011

Financial Highlights

	Q3 2011	Q2 2011	Q1 2011	Q4 2010
Earnings per share	$ 0.31	$ 0.33	$ 0.34	$ 0.35
Net investment income per share	0.28	0.29	0.30	0.25
Net gain (loss) per share	0.03	0.04	0.04	0.10
Net asset value per share	14.75	14.75	14.74	14.71
Distributions paid per share	0.32	0.32	0.31	0.31

	Q3 2011	Q2 2011	Q1 2011	Q4 2010
Total Fair Value of Investments (000’s)	$ 438,593	$ 389,060	$ 382,414	$ 344,869
Number of Portfolio Investments	99	98	98	94
Average Investment Size (000’s)	$ 4,430	$ 3,970	$ 3,902	$ 3,669
Fair Value as a Percentage of Principal (Loans)	98.1%	97.8%	97.4%	97.0%

3	Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2011

Portfolio Highlights

Select Portfolio Funds Roll Data	Q3 2011	Q2 2011	Q1 2011	Q4 2010
New Investment Commitments1	$ 135.8 million	$ 54.6 million	$ 113.7 million	$ 83.7 million
Exits (includes full & partial payoffs) of Investments2	79.6 million	46.0 million	64.1 million	13.5 million
Net Funds Growth3	49.5 million	6.6 million	37.5 million	67.3 million

Asset Mix	Q3 2011	Q2 2011	Q1 2011	Q4 2010
Senior Secured	47%	56%	59%	66%
Unitranche	35%	29%	26%	26%
Second Lien	5%	7%	7%	3%
Subordinated Debt	11%	6%	6%	4%
Equity	2%	2%	2%	1%

1.
For the quarter ended June 30, 2011, new investment commitments include new investments in middle market loan and equity securities of $113.8 million and new investments in broadly syndicated loans of $22.0 million.

2.
Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change  in unamortized fees, net change in unrealized gains (losses), etc.

3.	For the quarter ended June 30, 2011, exits on investments includes the sale of $46.2 million of lower yielding broadly syndicated loans.

4	Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2011

Quarterly Statements of Financial Condition

	As of
(Dollar amounts in thousands, except per share data)	June 30, 2011 (unaudited)	March 31, 2011 (unaudited)	December 31, 2010 (unaudited)	September 30, 2010 (audited)
Assets
Investments in securities, at fair value	$ 438,593	$ 389,060	$ 382,414	$ 344,869
Cash and cash equivalents	44,117	43,866	41,389	61,219
Restricted cash and cash equivalents	29,279	16,050	27,618	31,771
Receivable for investments sold	17,015	4,389	2,895	–
Due from broker	11,460	–	–	–
Other assets	6,795	6,154	5,998	4,904
Total Assets	$ 547,259	$ 459,519	$ 460,314	$ 442,763

Liabilities
Debt	$ 222,300	$ 194,000	$ 194,000	$ 174,000
Payable for investments purchased	–	–	–	5,328
Interest payable	1,194	935	2,576	1,167
Management and incentive fee payable	1,617	1,590	1,693	1,008
Other payables	1,625	1,017	570	719
Total Liabilities	226,736	197,542	198,839	182,222
Total Net Assets	320,523	261,977	261,475	260,541
Total Liabilities and Net Assets	$ 547,259	$ 459,519	$ 460,314	$ 442,763
Net Asset Value per Share	$ 14.75	$ 14.75	$ 14.74	$ 14.71
Debt to Equity	0.69x	0.74x	0.74x	0.67x

5	Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2011

Quarterly Operating Results

	For the three months ended
(Dollar amounts in thousands, except share and per share data)	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
	(unaudited)
Investment income
Interest	$ 10,071	$ 9,111	$ 9,137	$ 7,431
Total Investment Income	10,071	9,111	9,137	7,431

Expenses
Interest and other debt financing expenses	1,637	1,467	1,577	1,381
Base management fee	1,497	1,341	1,284	1,091
Incentive fee	113	221	190	–
Other operating expenses	872	901	853	608
Total Expenses	4,119	3,930	3,904	3,080
Net Investment Income	5,952	5,181	5,233	4,351

Net Gain (Loss) on Investments
Net realized gains (losses) on investments	71	1,049	876	(40)
Net unrealized (depreciation) appreciation on investments	497	(354)	(147)	1,937
Net Gain (Loss) on Investments	568	695	729	1,897
Net Increase in Net Assets Resulting from Operations	$ 6,520	$ 5,876	$ 5,962	$ 6,248

Per Share
Earnings per Share	$ 0.31	$ 0.33	$ 0.34	$ 0.35
Net Investment Income	$ 0.28	$ 0.29	$ 0.30	$ 0.25
Distributions Paid	$ 0.32	$ 0.32	$ 0.31	$ 0.31
Weighted average common shares outstanding	21,319,348	17,738,395	17,712,724	17,712,444
Common shares outstanding at end of period	21,733,903	17,755,976	17,738,197	17,712,444

6	Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2011

Portfolio Highlights – Asset Mix

New Investment Commitments

End of Period Investments

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Portfolio Highlights – Debt Investment Spread Analysis

1.
Total yield on investments is calculated as (a) the actual amount earned on such investments, including interest income and amortization of  fees and discounts, divided by (b) the daily average of total earning investments at fair value.

2.
Interest income yield is calculated as (a) the actual amount earned on such investments, including interest income but excluding amortization of  fees and discounts, divided by (b) the daily average of total investments at fair value.

3.	The weighted average cost of debt is calculated as (a) the actual amount incurred on such debt obligations divided by (b) the daily average of total debt obligations.
4.	The weighted average investment spread is calculated as (a) the total yield on investments less (b) the weighted average cost of debt.

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Portfolio Highlights – Selected Information

Portfolio Rotation – Debt Investments	Q3 2011	Q2 2011	Q1 2011	Q4 2010
Weighted average rate of new investments	7.8%	7.2%	8.8%	7.9%
Weighted average rate on investments that were sold or paid-off	5.7%	6.0%	7.1%	5.3%
Weighted average spread over LIBOR of new investments	6.7%	5.6%	7.1%	6.4%
Weighted average fees on new investments	1.5%	1.2%	2.0%	1.8%

Portfolio Composition – Floating vs. Fixed Investments	Q3 2011	Q2 2011	Q1 2011	Q4 2010
Percentage of fixed rate investments	8.1%	6.9%	4.8%	5.4%
Percentage of floating rate investments	90.3%	91.3%	93.5%	93.8%
Percentage of equity investments	1.6%	1.8%	1.7%	0.8%

Non-Accrual – Debt Investments	Q3 2011	Q2 2011	Q1 2011	Q4 2010
Non-accrual investments at amortized cost	$5,413	$4,373	$4,373	$4,346
Non-accrual investments / Total portfolio at amortized cost	1.2%	1.1%	1.1%	1.3%
Non-accrual investments at fair value	$3,360	$2,653	$2,653	$3,095
Non-accrual investments / Total portfolio at fair value	0.8%	0.7%	0.7%	0.9%

9	Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2011

Portfolio Highlights – Portfolio Ratings

Strong Investment Performance Ratings

	June 30, 2011		March 31, 2011		September 30, 2010
Investment Performance Rating	Investments at Fair Value (In thousands)	% of Total Portfolio	Investments at Fair Value (In thousands)	% of Total Portfolio	Investments at Fair Value (In thousands)	% of Total Portfolio
5	$55,367	12.6%	$67,250	17.3%	$98,307	28.5%
4	336,490	76.8%	275,563	70.8%	199,876	58.0%
3	42,607	9.7%	41,915	10.8%	41,948	12.2%
2	4,129	0.9%	4,332	1.1%	4,738	1.3%
1	–	0.0%	–	0.0%	–	0.0%
Total	$438,593	100.0%	$389,060	100.0%	$344,869	100.0%

Risk Ratings Definition

Rating	Definition
5	Borrower is performing above expectations
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination
1	Performing substantially below expectations and the loan risk has substantially increased since origination

10	Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2011

Common Stock and Distribution Information

Common Stock Data

Fiscal Year Ended September 30, 2010	High	Low	End of Period
Third Quarter (From April 14, 2010)	$14.85	$12.85	$14.42
Fourth Quarter	$15.30	$13.83	$15.30
Fiscal Year Ended September 30, 2011
First Quarter	$17.95	$15.44	$17.12
Second Quarter	$17.60	$15.78	$15.78
Third Quarter	$16.30	$14.40	$14.93

Distribution Data

Date Declared	Record Date	Payment Date	Amount Per Share	Total Amount
December 8, 2010	December 20, 2010	December 30, 2010	$0.31	$5,491
February 8, 2011	March 18, 2011	March 30, 2011	$0.32	$5,676
May 3, 2011	June 17, 2011	June 29, 2011	$0.32	$6,947
August 4, 2011	September 19, 2011	September 28, 2011	$0.32	$6,955

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Liquidity and Investment Capacity

Senior Secured Revolving Credit Facility – On July 21, 2011, we closed on a $75 million senior secured revolving credit facility with Wells Fargo. Key terms of the facility are as follows:

▪	Commitment – $75 million
▪	Advances – 60% for first lien loans and 40% for last out loans
▪	Reinvestment Period – 15 months from the closing date. After the reinvestment period, all principal collections shall be used to repay outstanding advances in full.
▪	Maturity Date – 5 years from the closing date
▪	Interest Rate – LIBOR + 2.25% during the reinvestment period, LIBOR + 2.75% thereafter

SBIC Financing – On July, 21, 2011, we received approval from the SBA for an additional $51.7 million in additional debenture commitments.  These additional SBIC commitments are available subject to customary SBA approval procedures.  Adding this new commitment to existing debentures outstanding increases our total debenture commitments to $100 million.

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Liquidity and Investment Capacity

Total Return Swap – On June 17, 2011, we entered into a total return swap (“TRS”) with Citibank, N.A.

▪	Counterparty – Citibank N.A. (“Citibank”)
▪	Notional Amount – Up to $100 million
▪	Term – Ramp-up period of 12 months, termination date is three years from the closing date
▪	Investments – Citibank SPV will purchase up to $100 million in broadly syndicated loans in the primary and secondary market
▪	Cash Collateral – We are required to fund 20% of the purchase price for each loan into a cash collateral account
▪	Cash Flows from the Company to Citibank
1.	Interest expense on the amount funded by the Citibank SPV. Interest expense is calculated at the rate of 3 month LIBOR + 1.20%
2.	Capital depreciation, if any, realized during the period
▪	Cash Flows from Citibank to the Company
1.	Interest, fees and non-principal distributions (if any) paid by the underlying borrowers
2.	Capital appreciation, if any, realized during the period

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